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KIRKPATRICK & LOCKHART LLP                      1800 Massachusetts Avenue, NW
                                                Suite 200
                                                Washington, DC 20036-1221
                                                202.778.9000
                                                www.kl.com


                                           April 17, 2002


EQ Advisors Trust
1290 Avenue of the Americas
New York, NY 10104


Ladies and Gentlemen:

         You have requested our opinion, as counsel to EQ/Capital Guardian U.S. Equity Portfolio ("Acquiring Portfolio"), a series of EQ Advisors Trust ("Trust"), a Delaware business trust, as to certain matters regarding the issuance of shares of beneficial interest of Acquiring Portfolio ("Shares") by the Trust in connection with the reorganization of its series, EQ/AXP New Dimensions Portfolio ("Acquired Portfolio"), into Acquiring Portfolio, as provided for in the Plan of Reorganization and Termination adopted by the Trust, acting on behalf of Acquiring Portfolio and Acquired Portfolio ("Plan"). The Plan provides for Acquired Portfolio to transfer all of its assets to Acquiring Portfolio in exchange solely for the issuance of Shares and Acquiring Portfolio's assumption of the liabilities of Acquired Portfolio. In connection with the Plan, the Trust is about to file a registration statement on Form N-14 ("Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended ("1933 Act"), the Shares to be issued pursuant to the Plan.

         As such counsel, we have examined copies, believed by us to be genuine, of the Trust's Certificate of Trust dated as of October 31, 1996, Certificate of Amendment dated January 22, 1997, Agreement and Declaration of Trust dated October 1996, Amended and Restated Agreement and Declaration of Trust dated as of January 22, 1997 as further amended on September 20, 2000 and April 16, 2002 (the "Agreement"), Bylaws dated as of November 26, 1999 and such other documents relating to its organizations and operation as we have deemed relevant to our opinion, as set forth herein. Our opinion is limited to the laws and facts in existence on the date hereof, and it is further limited to the laws (other than laws relating to choice of law) of the State of Delaware that in our experience are normally applicable to the issuance of shares of beneficial interest by business trusts and to the 1933 Act, the Investment Company Act of 1940, as amended ("1940 Act"), and the rules and regulations of the United State Securities ad Exchange Commission ("SEC") thereunder.

         Based on the foregoing, we are of the opinion that the issuance of the Shares has been duly authorized by the Trust; and that, when issued and sold in accordance with the terms

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KIRKPATRICK & LOCKHART LLP


EQ Advisors Trust
April 17, 2002
Page 2

contemplated by the Trust's Registration Statement, including receipt by the Trust of full payment for the Shares in the manner contemplated by the Plan, and compliance with the 1933 Act, the 1940 Act, and applicable state laws regulating the distribution of securities, the Shares will have been legally issued, fully paid, and non-assessable.

         We hereby consent to this opinion accompanying the Registration Statement when it is filed with the SEC and to the reference to our firm in the Registration Statement.


                                                Very truly yours,

                                                /s/ Kirkpatrick & Lockhart LLP

                                                KIRKPATRICK & LOCKHART LLP